EXHIBIT 10.1

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement, made as of August 29, 2008 (this “Amendment”), is between FANSTEEL INC., a Delaware corporation (“Fansteel”), and WELLMAN DYNAMICS CORPORATION, a Delaware corporation (“Wellman”, and together with Fansteel, “Borrowers”, and each a “Borrower”), and Fifth Third Bank, a Michigan banking corporation (the “Lender”).  Capitalized terms used in this Amendment and not otherwise defined herein have the meanings assigned to such terms in the Loan Agreement as defined below.

WITNESSETH

WHEREAS, the Borrowers and the Lender are parties to that certain Loan and Security Agreement dated as of July 15, 2005, as amended by that certain First Amendment to Loan and Security Agreement dated as of December 4, 2006, and as amended by that certain Second Amendment to Loan and Security Agreement dated as of June 5, 2007, and as amended by that certain Third Amendment to Loan and Security Agreement dated as of September 12, 2007, (as such agreement has been amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrowers have requested a reduction in the Maximum Revolving Loan Limit, a new term loan, an extension of the Maturity Date, and other modifications to the Loan Agreement and the Lender is willing to modify the Loan Agreement on the terms and subject to the conditions of this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment agree as follows:

SECTION 1.  AMENDMENT TO LOAN AGREEMENT

On the date this Amendment becomes effective, after satisfaction by the Borrowers of each of the conditions set forth in Section 3 (the “Effective Date”), the Loan Agreement is amended as follows:

1.1           Section 1.57 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

“Maximum Revolving Loan Limit” shall mean the total of all advances outstanding at any one time under the Revolving Loan, which at no time shall exceed Nineteen Million Five Hundred Thousand and No/100 Dollars ($19,500,000).

1.2           The following definitions are hereby added to the Loan Agreement and inserted in the appropriate alphabetical order:

“Interest Payment Date” shall mean, with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan, and, with respect to Prime Rate Loans, the last Business Day of each calendar month and each date a Prime Rate Loan is converted into a LIBOR Rate Loan.

“Interest Period” shall mean any continuous three (3) month period of, as selected from time to time by Borrower by irrevocable notice (in writing, by telecopy, telex, electronic mail or cable) given to Lender not less than two (2) Business Days prior to the first day of each respective Interest Period; provided that:  (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the maturity date of the Revolving Loan; and (C) if for any reason Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans.  Interest shall be payable on the fifth Business Day of each month in arrears.

“LIBOR Rate” shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to (a) the offered rate for deposits in United States dollars for a period equal to such Interest Period as displayed in the Bloomberg Financial Markets system (or such other authoritative source as selected by Lender in its sole discretion) as of approximately 11:30 a.m. (London time) two Business Days prior to the first day of such Interest Period divided by (b) a number equal to 1.0 minus the maximum reserve percentages (expressed as a decimal fraction) including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by Lender by the Board of Governors of the Federal Reserve System.  The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

“LIBOR Rate Loans” shall mean the Loans bearing interest with reference to the LIBOR Rate.

“Notice of Borrowing” shall mean a notice given by the Borrower to the Lender pursuant to Section 2.3, in substantially the form of Exhibit M hereto.

“Notice of Continuation/Conversion” shall mean a notice given by the Borrower to the Lender pursuant to Section 2.10, in substantially the form of Exhibit N hereto.

1.3           Section 2.1 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

2.1           Revolving Loan Facility and Term Loan.  (A)  Lender may, in its good faith discretion, make available for Borrowers’ use from time to time during the term of this Agreement, upon Borrowers’ request therefor, certain revolving loans and other financial accommodation, including letters of credit (“Revolving Loan Facility”).  The Revolving Loan Facility shall be subject to all of the terms and conditions of this Agreement and shall consist of a revolving line of credit consisting of discretionary Advances against Eligible Accounts, Eligible Inventory, and Borrowers’ Equipment (the “Revolving Loans”) in an aggregate principal amount not to exceed, at any time, the lesser of (i) Nineteen Million Five Hundred Thousand and No/100 Dollars ($19,500,000), less the greater of (x) One Million Five Hundred Thousand and No/100 Dollars ($1,500,000) or (y) the amount outstanding from time to time on any credit cards issued by Lender for the benefit of Borrowers, and (ii) the amount of Revolving Availability of Borrowers, which Revolving Loans shall be evidenced by a Revolving Loan Note.

As used in this Agreement, “Revolving Availability” with respect to each Borrower shall mean, and, at any particular time and from time to time, be equal to the sum of (i) up to eighty-five percent (85%) of the net amount (after deduction of such reserves as Lender deems proper and necessary in its sole discretion) of Eligible Accounts of such Borrower, plus (ii) up to the lesser of (A) Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000) and (B) sixty percent (60%) of the lower of cost or market value of Eligible Inventory of such Borrower (net of such reserves as Lender deems proper and necessary in its sole discretion), plus (iii) up to seventy-five percent (75%) of the orderly liquidation value of such Borrower’s Equipment as determined by an appraiser acceptable to Lender in its sole discretion (net of such reserves as Lender deems proper and necessary in its sole discretion), less the face amount of any Letters of Credit issued on behalf of such Borrower and the amount of any drawn upon but unpaid Letters of Credit.

At no time shall a Borrower borrow amounts under the Revolving Loan which in the aggregate exceed its respective Revolving Availability and in no event shall the amounts borrowed by Borrowers in the aggregate at any time exceed the Maximum Revolving Loan Limit.

The Revolving Loans shall be repayable in full on September 5, 2010 and as provided in Section 4.2 of this Agreement.  Subject to the foregoing limits and the other terms and conditions contained herein, and provided that no Default or Event of Default then exists, funds out of the Revolving Loan Facility may be advanced, repaid and re-advanced.

It is expressly understood and agreed by Borrowers that nothing contained in this Agreement shall, at any time, require Lender to make loans, advances or other extensions of credit (collectively, “Advances”) to Borrowers and the making and amount of such loans, advances or other extensions of credit to Borrowers under this Agreement shall at all times, be in Lender’s reasonable good faith discretion.  Lender may, in the exercise of such discretion, at any time and from time to time, upon at least seven (7) days’ prior written notice to Borrowers, increase or decrease the advance percentages to be used in determining Revolving Availability, which are contained in this Section 2.1(A) and, in the event such percentages are decreased, such decrease shall become effective seven (7) days following Borrowers receipt of such notice for the purpose of calculating the Revolving Availability.  The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Lender in good faith.  In determining whether to reduce the advance percentages, Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts and Eligible Inventory.

(B)  The Lender shall also make a Term Loan to Borrowers in the amount of Three Million and No/100 Dollars ($3,000,000).  The proceeds of the Term Loan shall be used to repay in full the existing term loan from Fifth Third Bank to Borrower.  Interest only shall be payable on October 5, 2008 through and including December 5, 2008.  Commencing January 5, 2009 and on the fifth (5th) day of each month thereafter to and including the Term Loan Maturity Date (hereinafter defined), Borrowers shall make principal payments of Eighty Three Thousand Three Hundred Thirty Four and No/100 Dollars ($83,334), plus accrued interest.  The Term Loan shall be repayable in full on the earlier of: (i) September 5, 2011, or (ii) as provided in Section 4.2 of this Agreement (the “Term Loan Maturity Date”).  Amounts repaid under the Term Loan may not be reborrowed.  The Term Loan shall be evidenced by a Term Loan Note, the form of which is attached hereto as Exhibit B.

1.4           Section 2.3 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

2.3.           Procedure for Revolving Credit Borrowing.

(a)            Each Borrowing under the Revolving Loan shall be made upon the Borrower’s irrevocable written notice delivered to the Lender in the form of a Notice of Borrowing (which notice must be received by the Lender prior to noon Chicago time) on the requested Borrowing date in the case of each Prime Rate Loan and on the day which is two (2) Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan.  Such Notice of Borrowing shall specify:

(i)             the amount of the Borrowing (which, in the case of a Borrowing of LIBOR Rate Loans, shall be in an aggregate minimum principal amount of Five Million Dollars ($5,000,000) or any multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof);

(ii)            the requested Borrowing date, which shall be a Business Day; and

(iii)           whether the Borrowing is to be comprised of LIBOR Rate Loans or Prime Rate Loans.

(b)           Lender will make the amount of the Borrowing available for the account of the Borrower by 2:00 p.m. (Chicago time) by crediting the account of the Borrower on the books of the Lender.

(c)           Unless the Lender shall otherwise agree, during the existence of a Default or an Event of Default, the Borrower may not elect to have a Loan be made as, or converted into or continued as, a LIBOR Rate Loan.

(e)           After giving effect to any Borrowing, there shall not be more than 3 different Interest Periods in effect, and the maximum amount of LIBOR Rate Loans shall not, at any one time, exceed $15,000,000.

1.5           The following Section 2.4(e) is hereby added to the Loan Agreement:

(e)           Excess Cash Flow.  Ten (10) days after receipt of Borrower’s Fiscal Year end reviewed financial statements (but in no event more than one hundred thirty five (135) days after the end of a Fiscal Year) for each Fiscal Year of Borrower commencing with Borrower’s Fiscal Year ending December 31, 2008, Borrower shall make a mandatory payment of Term Loan in an amount equal to fifty percent (50%) of Borrower’s Excess Cash Flow (but not to exceed $300,000 in any Fiscal Year) for the Fiscal Year just ended, such prepayment to be applied against the remaining installments of principal in the inverse order of their maturities, such mandatory prepayments to continue until the date on which Term Loan shall be repaid in full.  For the purposes of this Section 2.4(e), “Excess Cash Flow” shall mean for each Borrower’s Fiscal Year, Borrower’s EBITDA for such period, minus Borrower’s taxes during such period and distributions to its members in respect of taxes for such period, minus actual principal payments made with respect to long term debt during such period (including all debt paid on the FMRI Notes and the PBGC Note), minus all unfinanced Capital Expenditures by Borrower during such period

1.6           Section 2.5 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

2.5           Interest.

(a)           Subject to Section 2.5(c), interest on the Revolving Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the LIBOR Rate plus 2.75%, or the Prime Rate.  The Term Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the Prime Rate.

(b)           Interest on each Revolving Loan and Term Loan shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any payment of the Revolving Loans and Term Loan in full and, during the existence of any Default or Event of Default, interest shall be payable on demand of Lender.

(c)           While any Default or Event of Default exists and is continuing and/or after maturity of the Revolving Loans or Term Loan, as the case may be, (whether by acceleration or otherwise), unless Lender shall otherwise then agree, Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Liabilities due and unpaid, at a rate per annum equal to the Prime Rate plus two and one-half percent (2.5%) provided, however, that, on and after the expiration of any Interest Period applicable to any LIBOR Rate Loan outstanding on the date of occurrence of such Event of Default or maturity, the principal amount of such Loan shall, during the continuation of such Event of Default and/or after acceleration, bear interest at a rate per annum equal to the Base Rate plus two and one-half percent (2.5%).

(d)           Anything herein to the contrary notwithstanding, the obligations of Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by Lender, and in such event Borrowers shall pay Lender interest at the highest rate permitted by applicable law.

(e)           Interest shall be based on the average daily outstanding loans for each month and shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by such average daily outstanding principal balance, multiplied by the actual number of days such average daily principal balance is outstanding, and shall be payable on the applicable Interest Payment Date.  With respect to Revolving Loans and the Term Loan, any change in the Prime Rate shall be effective as of the effective date stated in the announcement by Lender of such change.  All sums paid, or agreed to be paid, by Borrowers which are, or hereafter may be construed to be, compensation for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all such indebtedness until the indebtedness is paid in full.

1.7           Section 2.8(b) of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

Borrowers shall pay to Lender an unused line fee of one-quarter of one percent (0.25%) of the difference between (i) $18,000,000 and (ii) the sum of the average daily balance of the Revolving Loans plus the average daily Letter of Credit Obligations for each calendar quarter, which fee shall be fully earned by Lender and payable quarterly in arrears within five (5) Business Days after the last Business Day of each calendar quarter.  Said fee shall be calculated on the basis of a 360 day year.

1.8           The following Section 2.10 is hereby added to the Loan Agreement:

2.10         Conversion and Continuation Elections.

(a)           The Borrower may upon irrevocable written notice to the Lender in accordance with subsection 2.10(b):

(i)            elect to convert on any Business Day, any Prime Rate Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Rate Loans or;

(ii)           elect to convert on the last day of the applicable Interest Period any LIBOR Rate Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $500,000 in excess thereof) into Prime Rate Loans; or

(iii)          elect to renew on the last day of the applicable Interest Period any LIBOR Rate Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if the aggregate amount of LIBOR Rate Loans in respect of any Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall automatically convert into Prime Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into LIBOR Rate Loans, as the case may be, shall terminate.

(b)           The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Lender not later than noon (Chicago time) at least two (2) Business Days in advance of the requested Conversion Date or continuation date, if the Loans are to be converted into or continued as LIBOR Rate Loans and on the requested Conversion Date, if the Loans are to be converted into Prime Rate Loans, specifying:

(i)            the proposed Conversion Date or continuation date;

(ii)           the aggregate amount of Loans to be converted or renewed;

(iii)          the nature of the proposed conversion or continuation; and

(iv)          the duration of the requested Interest Period with respect to any Loans to be converted or continued as LIBOR Rate Loans.

(c)           If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans, as the case may be, or if any Default or Event of Default shall then exist, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Prime Rate Loans effective as of the expiration date of such current Interest Period.

(d)           Unless the Lender shall otherwise agree, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

(e)           Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than 3 different Interest Periods in effect and the maximum amount of LIBOR Loans outstanding at any one time shall not exceed $15,000,000.

1.9	The following Section 10.2(t) is hereby added to the Loan Agreement:

(t)            Permit a change in the current senior management.

SECTION 2.  REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Amendment, the Borrowers represent and warrant to the Lender that:

2.1           Due Authorization: Authority; No Conflicts; Enforceability. The execution delivery and performance by the Borrowers of this Amendment and the other documents delivered under Section 4 (collectively the “Amendment Documents”) are within each of their respective corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any are required), and do not and will not contravene or conflict with any provision of (i) any law, (ii) any judgment, decree or order or (iii) its respective articles of incorporation or by-laws, and do not and will not contravene or conflict with, or cause any lien to arise under, any provision of any agreement or instrument binding upon the Borrowers or upon any of its respective properties.  This Amendment, the Loan Agreement, as amended by this Amendment, and the other Amendment documents are the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms.

2.2           No Default: Representations and Warranties.  As of the Effective Date, (i) no Default or Event of Default under the Loan Agreement has occurred and is continuing and (ii) the representations and warranties of the Borrowers contained in the Loan Agreement are true and correct.

SECTION 3.  CONDITIONS TO EFFECTIVENESS

The obligation of the Lender to make the amendments and modifications contemplated by this Amendment, and the effectiveness thereof, are subject to the following:

3.1           Representations and Warranties. The representations and warranties of the Borrowers contained in this Amendment are true and correct as of the Effective Date.

3.2           Documents. The Lender has received all of the following, each duly executed and dated as of the Effective Date (or such other date as is satisfactory to the Lender) in form and substance satisfactory to the Lender:

(a)           Amendment.  This Amendment;

(b)           Revolving Note.  The Revolving Note in the amount of $19,500,000;

(c)           Term Note.  The Term Note in the amount of $3,000,000; and

(e)           Other. Such other documents as the Lender may reasonably request.

SECTION 4.  MISCELLANEOUS

4.1           Captions.  The recitals to this Amendment (except for definitions) and the section captions used in this Amendment are for convenience only, and do not affect the construction of this Amendment.

4.2           Governing Law: Severability. This Amendment is a contract made under and governed by the internal laws of the State of Illinois.  Wherever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

4.3           Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart will be deemed to be an original, but all such counterparts together constitute but one and the same Amendment.

4.4           Successors and Assigns. This Amendment is binding upon the Borrowers, the Lender and their respective successors and assigns, and inures to the sole benefit of the Borrowers, the Lender and their successors and assigns. The Borrowers have no right to assign their rights or delegate their duties under this Amendment.

4.5           References.  From and after the Effective Date, each reference in the Loan Agreement to “this Agreement,” “hereunder,” hereof,” “herein “ or words of like import, and each reference in the Loan Agreement or any other Financing Agreement to the Loan Agreement or to any term, condition or provision contained “thereunder,” “thereof,” “therein,” or words of like import, means and be a reference to the Loan Agreement (or such term, condition or provision, as applicable) as amended, supplemented, restated or otherwise modified by this Amendment.

4.6           Continued Effectiveness.  Notwithstanding anything contained in this Amendment, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement.  The parties to this Amendment expressly do not intend to extinguish the Loan Agreement.  Instead, it is the express intention of the parties to this Amendment to reaffirm the indebtedness created under the Loan Agreement.  The Loan Agreement remains in full force and effect and the terms and provisions of the Loan Agreement are ratified and confirmed.

4.7           Costs. Expenses and Taxes.  Borrowers affirm and acknowledge that Section 14.3 of the Loan Agreement applies to this Amendment and the transactions and agreements and documents contemplated under this Amendment.

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Delivered as of the day and year first above written.

FIFTH THIRD BANK

By:	/s/Michael E. May
Name:	Michael E. May
Title:	Vice President

FANSTEEL INC.

By:	/s/R. Michael McEntee
Name:	R. Michael McEntee
Title:	VP & CFO

WELLMAN DYNAMICS CORPORATION

By:	/s/R. Michael McEntee
Name:	R. Michael McEntee
Title:	Vice President

REVOLVING LOAN NOTE

$19,500,000	Chicago, Illinois
as of August 29, 2008

FOR VALUE RECEIVED, the undersigned, FANSTEEL INC., a Delaware corporation (“Fansteel”), and WELLMAN DYNAMICS CORPORATION, a Delaware corporation (“Wellman”, and together with Fansteel, “Borrowers”, and each a “Borrower”), hereby jointly and severally unconditionally promise to pay to the order of FIFTH THIRD BANK, a Michigan banking corporation (“Lender”), at Lender’s office at 222 South Riverside Plaza, 33rd Floor, Chicago, Illinois 60606, or at such other place as Lender may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of NINETEEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($19,500,000), or the aggregate unpaid principal amount of all advances made pursuant to subsection 2.1 of the Loan Agreement (as hereinafter defined) at such times as are specified in and in accordance with the provisions of the Loan Agreement.  This Revolving Loan Note (this “Note”) is referred to in and was executed and delivered pursuant to that certain Loan and Security Agreement dated as of July 15, 2005 by and among Borrowers and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the loan and other advances evidenced hereby were made and are to be repaid and for a statement of Lender’s remedies.  All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

Borrowers promise to pay interest, including default interest, on the outstanding unpaid principal amount hereof, as provided in the Loan Agreement.  If demand is not sooner made, all accrued interest and principal, if not sooner paid, shall be due and payable on September 5, 2010.

Interest on this Note shall be payable at the rates and from the dates specified in the Loan Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Loan Agreement.  Interest shall be payable on the fifth Day of each month hereafter.

This Note is secured pursuant to the Loan Agreement and the other Ancillary Agreements referred to therein, and reference is made thereto for a statement of the terms and conditions of such security.

Lender shall have the continuing exclusive right to apply and to reapply any and all payments hereunder against the Liabilities of Borrowers, in accordance with the terms of the Loan Agreement.

Each Borrower hereby waives demand, presentment, protest, notice of demand, presentment, protest and nonpayment.  Each Borrower also waives all rights to notice and hearing of any kind upon the occurrence of a Default or an Event of Default prior to the exercise by Lender, of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due whether by acceleration or otherwise.

THIS NOTE SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.  WHENEVER POSSIBLE EACH PROVISION OF THIS NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE PROVISIONS OF THIS NOTE.  ALL REFERENCES TO THE SINGULAR SHALL BE DEEMED TO INCLUDE THE PLURAL, AND VICE VERSA, WHERE THE CONTEXT SO REQUIRES.  WHENEVER IN THIS NOTE REFERENCE IS MADE TO LENDER OR A BORROWER OR BORROWERS, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE AS APPLICABLE, A REFERENCE TO THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.  THE PROVISIONS OF THIS NOTE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF SUCH SUCCESSORS AND ASSIGNS.  EACH BORROWER’S SUCCESSORS AND ASSIGNS SHALL INCLUDE, WITHOUT LIMITATION, A RECEIVER, TRUSTEE OR DEBTOR IN POSSESSION OF OR FOR SUCH BORROWER.  EACH BORROWER SHALL BE JOINTLY AND SEVERALLY OBLIGATED HEREUNDER.

This Revolving Note replaces that certain Revolving Note in the original principal amount of $21,500,000, dated September 12, 2007, and does not constitute payment thereof or a novation therefor.

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IN WITNESS WHEREOF, each Borrower has caused its duly authorized representative to execute this Revolving Loan Note as of the date first set forth above.

FANSTEEL INC.

By:	/s/R. Michael McEntee
Name:	R. Michael McEntee
Title:	VP & CFO

WELLMAN DYNAMICS CORPORATION

By:	/s/R. Michael McEntee
Name:	R. Michael McEntee
Title:	Vice President

TERM LOAN NOTE

$3,000,000	Chicago, Illinois
as of August 29, 2008

FOR VALUE RECEIVED, the undersigned, FANSTEEL INC., a Delaware corporation (“Fansteel”), and WELLMAN DYNAMICS CORPORATION, a Delaware corporation (“Wellman”, and together with Fansteel, “Borrowers”, and each a “Borrower”), hereby jointly and severally unconditionally promise to pay to the order of FIFTH THIRD BANK, a Michigan banking corporation (“Lender”), at Lender’s office at 222 South Riverside Plaza, 33rd Floor, Chicago, Illinois 60606, or at such other place as Lender may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000), made pursuant to subsection 2.1(B) of the Loan Agreement (as hereinafter defined) at such times as are specified in and in accordance with the provisions of the Loan Agreement.  This Term Loan Note (this “Note”) is referred to in and was executed and delivered pursuant to that certain Loan and Security Agreement dated as of July 15, 2005 by and among Borrowers and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the loan and other advances evidenced hereby were made and are to be repaid and for a statement of Lender’s remedies.  All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

Borrowers promise to pay interest, including default interest, on the outstanding unpaid principal amount hereof, and the Success Fee, all as provided in the Loan Agreement.  If demand is not sooner made, all accrued interest, Success Fee and principal, if not sooner paid, shall be due and payable on the Term Loan Maturity Date.

Interest on this Note shall be payable at the rates and from the dates specified in the Loan Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Loan Agreement.  Interest shall be payable on the fifth Day of each month hereafter.

This Note is secured pursuant to the Loan Agreement and the other Ancillary Agreements referred to therein, and reference is made thereto for a statement of the terms and conditions of such security.

Lender shall have the continuing exclusive right to apply and to reapply any and all payments hereunder against the Liabilities of Borrowers, in accordance with the terms of the Loan Agreement.

Each Borrower hereby waives demand, presentment, protest, notice of demand, presentment, protest and nonpayment.  Each Borrower also waives all rights to notice and hearing of any kind upon the occurrence of a Default or an Event of Default prior to the exercise by Lender, of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due whether by acceleration or otherwise.

THIS NOTE SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.  WHENEVER POSSIBLE EACH PROVISION OF THIS NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE PROVISIONS OF THIS NOTE.  ALL REFERENCES TO THE SINGULAR SHALL BE DEEMED TO INCLUDE THE PLURAL, AND VICE VERSA, WHERE THE CONTEXT SO REQUIRES.  WHENEVER IN THIS NOTE REFERENCE IS MADE TO LENDER OR A BORROWER OR BORROWERS, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE AS APPLICABLE, A REFERENCE TO THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.  THE PROVISIONS OF THIS NOTE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF SUCH SUCCESSORS AND ASSIGNS.  EACH BORROWER’S SUCCESSORS AND ASSIGNS SHALL INCLUDE, WITHOUT LIMITATION, A RECEIVER, TRUSTEE OR DEBTOR IN POSSESSION OF OR FOR SUCH BORROWER.  EACH BORROWER SHALL BE JOINTLY AND SEVERALLY OBLIGATED HEREUNDER.

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IN WITNESS WHEREOF, each Borrower has caused its duly authorized representative to execute this Term Loan Note as of the date first set forth above.

FANSTEEL INC.

By:	/s/R. Michael McEntee
Name:	R. Michael McEntee
Title:	VP & CFO

WELLMAN DYNAMICS CORPORATION

By:	/s/R. Michael McEntee
Name:	R. Michael McEntee
Title:	Vice President